Exhibit 21

SUBSIDIARIES OF AIR PRODUCTS AND CHEMICALS, INC.

The following is a list of the Company’s subsidiaries, all of which are wholly owned as of 30 September 2004, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant — Air Products and Chemicals, Inc.
Air Products HyCal Company, L.P. (California)
AHS Acquisition (I), Inc. (Illinois)
AHS Seating and Mobility, Inc.
Air Products (Didcot), Inc.
Air Products (Middle East), Inc.
Air Products (Rozenburg), Inc.
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Electronics, LLC
Air Products Energy Holdings, Inc.
Air Products Europe, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products International Corporation
Air Products L.P.
Air Products LLC
Air Products Manufacturing Corporation
Air Products Polymers Holdings, L.P.
Air Products Polymers L.P.
Air Products Powders, Inc.
Air Products Trinidad Services, Inc.
American Homecare Supply Georgia, Inc. (Georgia)
American Homecare Supply IV Georgia, Inc. (Georgia)
American Homecare Supply Mid-Atlantic, LLC
American Homecare Supply New York, LLC
American Homecare Supply West Virginia, Inc.
American Homecare Supply, LLC
AmHealth Group, Inc.
APCI (U.K.), Inc.
C.O.P.D. Services, Inc. (New Jersey)
Collins I.V. Care, Inc. (Connecticut)
Denmark’s, Inc. (Massachusetts)
DependiCare Home Health, Inc. (Illinois)
Electron Transfer Technologies, Inc. (New Jersey)
Genox Homecare, Inc. (Connecticut)
i.e. Med Systems, Inc. (Pennsylvania)
KIG America Corporation
Laurel Mountain Medical Supply, Inc. (Pennsylvania)
Middletown Oxygen Company, Inc.
Mosso’s Medical Supply Company, Inc. (Pennsylvania)
Prodair Corporation
Pure Air Holdings Corp.
Pure Air on the Lake (I), Inc.
Pure Air on the Lake (IV), Inc.
SCWC Corp.
SR Manufacturers, Inc.
SRPF, Inc.
Stockton CoGen (I), Inc.

ARGENTINA

Terapias Medicas Domiciliarias, S.A.

AUSTRIA

Air Products Gesellschaft mbH

BELGIUM

Air Products S.A.
Air Products Management S.A.
Medigaz, S.A.
Proxigaz, S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)

CANADA

Air Products Canada Limited
Welders Choice Welding Supplies Inc.

CHINA

Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Fujian) Co., Ltd.
Air Products and Chemicals (Ningbo) Co., Ltd.
Air Products and Chemicals (Shanghai) Co. Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products (Nanjing) Co., Ltd.
Air Products (Shanghai) Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Chun Wang Industrial Gases (Shenzhen) Ltd.
Chun Wang Industrial Gases (H.K.) Limited
Eastern Air Products (Shanghai) Co. Ltd.
High-Tech Gases (Beijing) Co., Ltd.
Northern Air Products (Tianjin) Co., Ltd.
Permea China, Ltd.
Southern Air Products (Guangzhou) Ltd.
Southern Air Products (Zhuhai) Ltd.

CZECH REPUBLIC

Air Products spol s.r.o.

FRANCE

Rhone Alpes Sante S.a.r.l.
Air Prod 99 S.A.S.
Air Products Medical S.a.r.l.
Air Products SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
Henno Oxygene S.A.S.
Hold’Air SAS
Soprogaz SNC
Sam BFC S.a.r.l.
Domisante SAS
Sampe S.a.r.l.

GERMANY

Air Products GmbH
Air Products Home Care GmbH
Air Products Medical GmbH
Air Products Polymers GmbH & Co KG
Air Products Polymers Verwaltungs GmbH
Air Products Powders GmbH

INDONESIA

PT Air Products Indonesia

IRELAND

Air Products Ireland Limited
Air Products Medical Ireland Limited

ITALY

Air Products Italia S.r.l.
Anchor Italiana S.p.A.
APP Holding S.R.L.

JAPAN

Air Products Japan, Inc.

KOREA

Air Products Korea Inc.
Air Products ACT Korea Limited
Air Products and Chemicals Korea Ltd.
Schumacher Korea Limited
Han Mi Specialty Gases Co., Ltd.
Hanyang Technology Co., Ltd.
Korea Industrial Gases, Limited
Korea Specialty Gases Ltd.

MALAYSIA

Air Products STB Sdn Bhd

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.

THE NETHERLANDS

Air Products Amsterdam B.V.
Air Products Chemicals Europe B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products (Pernis) B.V.
Air Products Utilities B.V.
Air Products Polymers B.V.

NORWAY

Air Products A/S

PERU

Air Products Peru S.A.C.

POLAND

Air Products Gazy Sp. z o.o.
Air Products Polska Sp. z o.o.

RUSSIA

Air Products O.O.O.

SINGAPORE

Sanwa Chemical Singapore Pte. Ltd.
Air Products Singapore Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SPAIN

Air Products Iberica, S.L.
Air Products Investments Espana, S.L.
Air Products Ventas y Servicios, S.A.
Andaluza de Gases, S.A.
Arlasa, S.A.
Carb-IQA de Tarragona, S.L.
Distribuidora Castellana de Gases, S.A.
Distribuidora de Gases Iruna, S.L.
Fir-Salus, s.a.
Gases Industriais, S.A.
Gases Medicinales e Industriales, S.A.
Iberica del Carbonico, S.A.
Matgas 2000 A.I.E.
Oxicar, S.A.
Oxigenol, S.A.
Oximeca, S.A.
Residencia Geriatrica Iris Quatrecamins, S.L.
Sociedad Espanola de Carburos Metalicos S.A.

SWITZERLAND

Air Products Switzerland Sarl

TAIWAN

Airpro Gases Co., Ltd.
San Fu Gas Co., Ltd.
Air Products Electronics Taiwan Limited
Air Products Taiwan Co., Ltd.
Air Products Taiwan Holdings, LLC

TRINIDAD AND TOBAGO

Air Products Unlimited

UNITED ARAB EMIRATES

Air Products Middle East FZE

UNITED KINGDOM

Air Products (BR) Limited
Air Products (Chemicals) Public Limited Company
Air Products Cryogenic Services Limited
Air Products Eastern Limited
Air Products (GB) Limited
Air Products Group Limited
Air Products Leasing (UK) Limited
Air Products PLC
Air Products (UK) Limited
Air Products Yanbu Limited
Anchor Chemical (UK) Limited
Cryomed Limited
Cryosurgery Clinic Limited
On-Site Engineering Services Limited
Oxygen Therapy Company Limited
Prodair Services Limited
Rimer-Alco International Limited
Unoco (UK) Limited
Air Products (Chemicals) Teesside Limited

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